Exhibit 99.1

Potbelly Corporation Reports Results for Second Fiscal Quarter 2020

Company has remained cash flow-positive at the store-level since the end of May, driven by significant SSS improvements since early April

Productive conversations with landlords continue; Company reduces potential permanent store closure targets by over 50%

Chicago, IL. August 5, 2020 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop, today reported financial results for the second fiscal quarter ended June 28, 2020.

Second Quarter Strategic Successes:

•	Same-store sales steadily improved throughout the quarter, from the late March low of down 68%, to a decline in the mid- 20% range throughout the month of June.
~~•~~	Cash flow-positive at the store-level since May 31, 2020.
•

As a result of proactive operating tactics and improving health of the business, the factors that led to the going concern disclosure in the Company’s first quarter financial statements have been resolved.

•

Weekly cash burn trended lower throughout the quarter and is now down approximately 75%, from $2.0 million per week early in the pandemic, to a projected $0.5 million per week average, including lease termination costs, for the second half of fiscal 2020.  Excluding lease termination one-time expenses, estimated cash burn for the second half of 2020 would be approximately $0.2 million per week.

•

Cash on hand was $29.1 million and the Company maintains $16.7 million of availability under its revolving credit facility.  Total liquidity was $45.8 million, flat compared to the $45.8 million result at the end of the first quarter.

•

The Company continues to have constructive discussions with its landlords, resulting in 16 permanent shop closures and 187 leases renegotiated as of early August.  The number of potential permanent store closures has been reduced to fewer than 50, compared to up to 100 as previously contemplated.

•	Recently amended the Company’s credit facility, resulting in lowered borrowing costs at the same level of available liquidity through early 2021.
•	Digital sales nearly tripled quarter-over-quarter to 46% of total sales.
•	Opened two new franchised shops in North Carolina.
•	Relaunched a simplified Perks loyalty program, which drove a 53% increase in membership quarter-over-quarter. Potbelly Perks membership eclipsed 2.0 million for the first time in its history.

Key highlights for the thirteen weeks ended June 28, 2020 compared to June 30, 2019:

•	Total revenues of $56.2 million compared to $105.6 million.
•	GAAP net loss attributable to Potbelly Corporation was ($22.2) million or ($0.93) per share, compared to a net loss of ($1.9) million or ($0.08) per share.
•

Adjusted net loss[1] attributable to Potbelly Corporation was ($14.9) million compared to an adjusted net loss of less than ($0.1) million. Adjusted diluted EPS[1] was a loss of ($0.63) compared to an adjusted diluted EPS loss of less than ($0.01).

•	EBITDA[1] decreased to ($16.8) million from $4.0 million.
•	Adjusted EBITDA[1] decreased to ($14.4) million from $6.8 million.

Steve Cirulis, Chief Financial Officer of Potbelly Corporation, commented, “We are pleased with Potbelly’s consistent progress throughout an incredibly challenging second quarter.  Our team rapidly adapted to the new operating environment.  We preserved cash, leveraged our strong off-premise platform, innovated with new offerings, reset our real estate portfolio, and enhanced the safety of our shops for both employees and customers. In addition, the relaunched Potbelly Perks loyalty program enhances our ability to use analytics to deepen engagement with our best customers.  These efforts helped optimize our business for the pandemic’s circumstances and have us on the path to positive cash flow at the enterprise level, as well as growth beyond the pandemic. We also made significant progress in our conversations with landlords, and now anticipate permanently closing fewer than 50 shops.  Lastly, we successfully renegotiated our covenants with our lending partners, providing a solid foundation for both risk mitigation and future growth.”

Bob Wright, President and Chief Executive Officer of Potbelly Corporation, added, “While I’ve just recently assumed the leadership position at Potbelly, I’ve been a fan and loyal customer for years.  We have a great opportunity in front of us to bring passion back to the brand and reignite long-term growth.  We have a very talented team of associates and shop management that have shown tremendous dedication and resolve in supporting our customers through this crisis, along with a product offering that is loved by customers across the country.  Further, we have a resilient structure and financially sound operation, which provide the foundation that I am eager to build upon. I look forward to leading Potbelly on the next leg of this turnaround and believe we have all the tools we need to drive long-term value for all of our stakeholders.”

Conference Call

A conference call and audio webcast has been scheduled for 5:00 p.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the investor relations portion of the Company's website at www.potbelly.com.

For those that cannot join the webcast, you can participate by dialing 877-300-8521 in the U.S. & Canada, or 412-317-6026 internationally, using the confirmation code of 10146720.

For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Wednesday, August 5, 2020 through midnight August 12, 2020. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 10146720. A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States.  For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

o

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

o	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
o	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
o

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

o

Adjusted net income (loss) – represents net income (loss), excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

o

Shop-level profit – represents income (loss) from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

o	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
o

Adjusted diluted earnings per share – represents net income (loss), excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit, and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, risks related to the COVID-19 outbreak; compliance with our Credit Agreement covenants, competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q or other subsequent filings, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact:

Ryan Coleman or Chris Hodges

Alpha IR Group

312-445-2870

PBPB@alpha-ir.com

###

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended				For the 26 Weeks Ended
	June 28,	% of	June 30,	% of	June 28,	% of	June 30,	% of
	2020	Revenue	2019	Revenue	2020	Revenue	2019	Revenue
Revenues
Sandwich shop sales, net	$55,863	99.5%	$104,801	99.2%	$142,824	99.4%	$202,059	99.2%
Franchise royalties and fees	299	0.5	829	0.8	928	0.6	1,658	0.8
Total revenues	56,162	100.0	105,630	100.0	143,752	100.0	203,717	100.0

Expenses
(Percentages stated as a percent of sandwich shop sales, net)
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	16,108	28.8	28,264	27.0	40,282	28.2	54,242	26.8
Labor and related expenses	21,884	39.2	32,114	30.6	52,281	36.6	64,087	31.7
Occupancy expenses	14,649	26.2	15,230	14.5	29,677	20.8	29,607	14.7
Other operating expenses	10,990	19.7	11,816	11.3	23,755	16.6	23,961	11.9

(Percentages stated as a percent of total revenues)
General and administrative expenses	8,164	14.5	13,843	13.1	18,898	13.1	26,552	13.0
Depreciation expense	4,955	8.8	5,585	5.3	10,411	7.2	11,121	5.5
Pre-opening costs	—	*	—	*	64	*	10	*
Impairment and loss on disposal of property and equipment	1,299	2.3	246	0.2	7,256	5.0	328	0.2
Total expenses	78,049	>100	107,098	>100	182,624	>100	209,908	>100
Loss from operations	(21,887)	(39.0)	(1,468)	(1.4)	(38,872)	(27.0)	(6,191)	(3.0)

Interest expense	388	0.7	35	*	462	0.3	67	*
Loss before income taxes	(22,275)	(39.7)	(1,503)	(1.4)	(39,334)	(27.4)	(6,258)	(3.1)
Income tax expense (benefit)	41	*	246	0.2	(3,668)	(2.6)	13,865	6.8
Net loss	(22,316)	(39.7)	(1,749)	(1.7)	(35,666)	(24.8)	(20,123)	(9.9)
Net income (loss) attributable to non-controlling interest	(100)	(0.2)	117	0.1	(114)	(0.1)	182	0.1
Net loss attributable to Potbelly Corporation	$(22,216)	(39.6)%	$(1,866)	(1.8)%	$(35,552)	(24.7)%	$(20,305)	(10.0)%

Net loss per common share attributable to common shareholders:
Basic	$(0.93)		$(0.08)		$(1.50)		$(0.85)
Diluted	$(0.93)		$(0.08)		$(1.50)		$(0.85)
Weighted average common shares outstanding:
Basic	23,773		23,908		23,709		24,021
Diluted	23,773		23,908		23,709		24,021

*Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except per share data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28,	June 30,	June 28,	June 30,
	2020	2019	2020	2019
Net loss attributable to Potbelly Corporation, as reported	$(22,216)	$(1,866)	$(35,552)	$(20,305)
Impairment, loss on disposal of property and equipment and shop closures(1)	1,465	924	7,881	3,362
Proxy related costs(2)	593	—	1,039	(127)
Restructuring and other costs (3)	—	868	—	1,212
Total adjustments before income tax	2,058	1,792	8,920	4,447
Income tax adjustments(4)	5,253	61	4,044	13,754
Total adjustments after income tax	7,311	1,853	12,964	18,201
Adjusted net loss attributable to Potbelly Corporation	$(14,905)	$(13)	$(22,588)	$(2,104)

Net loss attributable to Potbelly Corporation per share, basic	$(0.93)	$(0.08)	$(1.50)	$(0.85)
Net loss attributable to Potbelly Corporation per share, diluted	$(0.93)	$(0.08)	$(1.50)	$(0.85)

Adjusted net loss attributable to Potbelly Corporation per share, basic	$(0.63)	$(0.00)	$(0.95)	$(0.09)
Adjusted net loss attributable to Potbelly Corporation per share, diluted	$(0.63)	$(0.00)	$(0.95)	$(0.09)

Shares used in computing adjusted net loss attributable to Potbelly Corporation:
Basic	23,773	23,908	23,709	24,021
Diluted	23,773	23,908	23,709	24,021

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28,	June 30,	June 28,	June 30,
	2020	2019	2020	2019
Net loss attributable to Potbelly Corporation, as reported	$(22,216)	$(1,866)	$(35,552)	$(20,305)
Depreciation expense	4,955	5,585	10,411	11,121
Interest expense	388	35	462	67
Income tax expense (benefit)	41	246	(3,668)	13,865
EBITDA	$(16,832)	$4,000	$(28,347)	$4,748
Impairment, loss on disposal of property and equipment and shop closures(1)	1,465	924	7,881	3,362
Stock-based compensation	382	1,004	872	1,464
Proxy related costs(2)	593	—	1,039	(127)
Restructuring and other costs(3)	—	868	—	1,212
Adjusted EBITDA	$(14,392)	$6,796	$(18,555)	$10,659

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28,	June 30,	June 28,	June 30,
	2020	2019	2020	2019
Loss from operations	$(21,887)	$(1,468)	$(38,872)	$(6,191)
Less: Franchise royalties and fees	299	829	928	1,658
General and administrative expenses	8,164	13,843	18,898	26,552
Depreciation expense	4,955	5,585	10,411	11,121
Pre-opening costs	—	—	64	10
Impairment and loss on disposal of property and equipment	1,299	246	7,256	328
Shop-level profit (loss) [Y]	$(7,768)	$17,377	$(3,171)	$30,162
Total revenues	$56,162	$105,630	$143,752	$203,717
Less: Franchise royalties and fees	299	829	928	1,658
Sandwich shop sales, net [X]	$55,863	$104,801	$142,824	$202,059
Shop-level profit (loss) margin [Y÷X]	(13.9)%	16.6%	(2.2)%	14.9%

	For the 13 Weeks Ended		For the 26 Weeks Ended
	June 28,	June 30,	June 28,	June 30,
	2020	2019	2020	2019
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	424	429	424	429
Franchise shops, end of period	44	45	44	45
Revenue Data:
Company-operated comparable store sales	(41.5)%	(4.0)%	(25.5)%	(4.4)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

The Company incurred certain professional and other costs and associated benefits related to the shareholder proxy matter. These costs and benefits were included in general and administrative expenses in the consolidated statements of operations.

(3)	The Company incurred certain restructuring costs related to severance and other costs that were included in general and administrative expenses in the consolidated statements of operations.
(4)

This adjustment includes the tax impacts of the other adjustments listed above based on the Company’s effective tax rate, the change in the Company’s income tax valuation allowance during the period, and the discrete income tax benefit from the carryback of prior year net operating losses and refund of prior year alternative minimum tax credits, offset by the impact of ASU 2016-09.